EXHIBIT 99.10


INDEPENDENT AUDITORS' CONSENT


Board of Directors and Contract Holders
ReliaStar Select Variable Account


We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement on Form N-4 (File No. 33-69892) of the ReliaStar Select Variable Account filed under the Securities Act of 1933, and Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940, respectively, of our report dated February 19, 1999 on the audit of the financial statements of ReliaStar Select Variable Account as of December 31, 1998 and for each of the two years in the period then ended, appearing in the Statement of Additional Information, and our report dated February 4, 1999 on the audit of the consolidated financial statements of ReliaStar Life Insurance Company and subsidiaries as of and for the years ended December 31, 1998 and 1997 incorporated by reference in the Statement of Additional Information of such Registration Statement, and to the references to us under the heading "Financial Statements and Experts" appearing in the Prospectus and under the heading "Independent Auditors" and "Financial Statements" appearing in the Statement of Additional Information, all of which are part of such Registration Statement.


/s/ Deloitte & Touche

Minneapolis, Minnesota
April 14, 1999